Exhibit 10.2
RESTRICTED STOCK AWARD AGREEMENT
PURSUANT TO THE GENERAL DYNAMICS CORPORATION
2012 EQUITY COMPENSATION PLAN
This Restricted Stock Award Agreement (the "Agreement") is entered into as of [DATE], (the "Grant Date"), by and between General Dynamics Corporation (the "Company") and [NAME] (the "Grantee").
WHEREAS, the Company sponsors the General Dynamics Corporation 2012 Equity Compensation Plan (the "Plan"), pursuant to which the Company may grant shares of Restricted Stock; and
WHEREAS, the Company desires to grant the Grantee a Restricted Stock award.
NOW, THEREFORE, in consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows:
1.Number of Shares. The Grantee is hereby granted [NUMBER] shares of Restricted Stock, subject to the restrictions set forth herein.
2.Terms of Restricted Stock. The grant of Restricted Stock provided in Section 1 hereof will be subject to the following terms, conditions and restrictions:
(a)Incidents of Ownership. Subject to the restrictions set forth in the Plan and this Agreement, the Grantee will possess all incidents of ownership of the Restricted Stock granted hereunder, including the right to receive dividends with respect to such shares and the right to vote such shares.
(b)Restricted Period. Except as may otherwise be provided in Section 4 below, the restrictions on transfer of the Restricted Stock will lapse on the first day of January on which the New York Stock Exchange is open for business of the fourth calendar year following the calendar year in which the Grant Date occurs (the "Restricted Period") provided that the Grantee is employed by the Company or any of its Subsidiaries or is serving as a director of the Company on such date. Upon the lapse of restrictions relating to the Restricted Stock, the Company, in its sole discretion, may either issue to the Grantee or the Grantee's personal representative a stock certificate representing, or deposit in such Grantee's or the Grantee's personal representative's brokerage account via electronic transfer, one share of Common Stock, free of the restrictive legend described in Section 3 hereof, in exchange for each whole share of Restricted Stock with respect to which such restrictions have lapsed. If certificates representing such Restricted Stock have previously been delivered to the Grantee or shares have previously been deposited in such Grantee's brokerage account, the Grantee will return such certificates or shares to the Company, complete with any necessary signatures or instruments of transfer, prior to the issuance by the Company of such unlegended shares of Common Stock.
(c)Transfer Restrictions. Shares of Restricted Stock, and any interest therein, may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, prior to the lapse of restrictions set forth in the Plan and this Agreement applicable thereto.

(d)Incorporation of Plan by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement will be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement will have the definitions set forth in the Plan. The Committee will have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decisions will be binding and conclusive upon the Grantee and the Grantee's legal representative in respect of any questions arising under the Plan or this Agreement. If there exists any inconsistency between the terms of this Agreement and the Plan, the terms contained in the Plan will govern. If there exists any inconsistency between the terms of the Restricted Stock as provided for herein (including, but not limited to, terms relating to the number of shares of Restricted Stock or the termination of the Restricted Period) and the terms as indicated in the records maintained by the Company, the terms as indicated in the records of the Company will govern.
3.Certificate; Restrictive Legend. The Grantee agrees that any certificate issued for Restricted Stock prior to the lapse of any outstanding restrictions relating thereto will be inscribed with the following legend:
This certificate and the shares of stock represented hereby are subject to the terms and conditions, including forfeiture provisions and restrictions against transfer (the "Restrictions"), contained in the General Dynamics Corporation Equity Compensation Plan and an agreement entered into between the registered owner and the Company. Any attempt to dispose of these shares in contravention of the Restrictions, including by way of sale, assignment, transfer, pledge, hypothecation or otherwise, will be null and void and without effect.
4.Termination of Employment or Service as a Director.
(a)General. In the event that (i) the Grantee ceases to be employed by the Company or any of its Subsidiaries or ceases to be a director of the Company for any reason (other than due to death, total and permanent disability, Retirement (as defined below), divestiture or discontinued operation of a Subsidiary or division with which the Grantee was associated, or lay-off), prior to the end of the Restricted Period or (ii) the Grantee ceases to be employed by the Company or any of its Subsidiaries on account of lay-off prior to December 31st of the calendar year in which the Grant Date occurs (the "Determination Date"), the Restricted Stock will be automatically forfeited by the Grantee on the date of such termination. For purposes of this Agreement, "Retirement" means, (A) with respect to an employee who is not an elected officer of the Company on the date on which the employee's employment with the Company or any of its Subsidiaries terminates, the termination of employment after the attainment of age 55 with at least five (5) or more years of continuous service and (B) with respect to an employee who is an elected officer of the Company on the date on which the employee's employment with the Company or any of its Subsidiaries terminates, termination of employment after attaining age 55 with the consent of the Chief Executive Officer of the Company (or in the case of the Chief Executive Officer, with the consent of the Committee).
(b)Certain Terminations.
(i)Prior to the Determination Date. In the event that the Grantee ceases to be employed by the Company or any of its Subsidiaries or ceases to be a director of the Company due to total and permanent disability, Retirement, divestiture or discontinued operation of a Subsidiary or division with which the Grantee was associated, prior to the Determination Date, then the restrictions on transfer will lapse on the last day of the Restricted Period with respect to a number of shares of Restricted Stock equal to product of (i) the total number of shares of Restricted Stock granted hereunder and (ii) a fraction, the numerator of which will be the number of days from January 1 of the year in which the Grant Date occurs to the last day of the month in which such termination occurs and the denominator of which will be 365, such product to be rounded down to the nearest whole share (the "Pro Rated Restricted Stock"), and the remaining shares of Restricted Stock will be automatically forfeited by the Grantee as of the date of such termination.
(ii)On or After the Determination Date. In the event that the Grantee ceases to be employed by the Company or any of its Subsidiaries or ceases to serve as a director of the Company due to total and permanent disability, Retirement, divestiture or discontinued operation of a Subsidiary or division with which the Grantee was associated, or lay-off, in each case, on or after the Determination Date, then the restrictions on transfer will lapse on the last day of the Restricted Period with respect to all of the shares of Restricted Stock granted hereunder.
(iii)Death. In the event of the Grantee’s death on or prior to the last day of the Restricted Period, the restrictions on transfer will lapse on the date of the Grantee’s death with respect to all of the shares of Restricted Stock granted hereunder.
(iv)Change in Control. Notwithstanding the foregoing, in the event that within two (2) years following a Change in Control, the Grantee’s service with the Company and its affiliates is terminated (i) by the Company or any of its affiliates for any reason other than for Cause or (ii) by the Grantee for Good Reason, any shares of Restricted Stock outstanding as of such date, will become immediately vested.
(c)Harm. Notwithstanding the foregoing, all of the shares of Restricted Stock will be automatically forfeited by the Grantee if the Grantee causes "Harm" (as defined below) to the Company or any of its Subsidiaries during the Restricted Period. For purposes of this Agreement, "Harm" includes, but is not limited to, any actions that adversely affect the financial standing, reputation, or products of the Company or any of its Subsidiaries, or any actions involving personal dishonesty, a felony conviction related to the Company or any of its Subsidiaries, or any material violation of any confidentiality or non-competition agreement with the Company or any of its Subsidiaries.
5.Tax Withholding. Prior to the delivery of shares of unrestricted Common Stock upon vesting of this award of Restricted Stock, the Grantee shall pay, or make adequate arrangements satisfactory to the Company in its discretion to satisfy all applicable tax withholding obligations in respect of such shares. Alternatively, or in addition, the Company may in its sole discretion withhold from the shares of Common Stock otherwise deliverable hereunder such number of shares as it will determine is necessary to satisfy all applicable withholding tax obligations in respect of such shares. Regardless of any action the Company takes with respect to any withholding tax obligations, the Grantee acknowledges and agrees that the ultimate liability for all such obligations legally due by the Grantee is and remains the Grantee’s responsibility.
6.Nature of Grant. In accepting this award of Restricted Stock, the Grantee acknowledges that:
(a)the Plan is discretionary in nature and established voluntarily by the Company and may be modified, amended, suspended or terminated by the Company at any time, as provided in the Plan, and the award of the Restricted Stock is at the sole discretion of the Company and does not create any contractual or other right to receive future awards of Restricted Stock, or benefits in lieu of Restricted Stock even if Restricted Stock has been awarded repeatedly in the past;

(b)the Restricted Stock is not part of normal or expected compensation or salary for any purposes, including calculation of any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; and
(c)nothing in the Plan or in this Agreement will confer upon the Grantee any right to continue in the employ of the Company nor interfere with or restrict in any way the right of the Company, which is hereby expressly reserved, to remove, terminate or discharge the Grantee at any time for any reason whatsoever, with or without cause.
7.Data Privacy. The Grantee hereby explicitly and unambiguously consents to the collection, holding, use and transfer, in electronic or other form, of his or her personal data as described in this document by and among, as applicable, the Parent and its Subsidiaries, for the exclusive purpose of implementing, administering and managing the Grantee's participation in the Plan.
The Grantee understands that the Company may hold certain personal information about the Grantee, including his or her name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Grantee's favor, for the purpose of implementing, administering and managing the Plan ("Data"). Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Grantee's country or elsewhere and that the recipients' country may have different data privacy laws and protections than the Grantee's country. The Grantee may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Grantee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Grantee may elect to deposit any shares acquired upon release of the Restricted Stock. Data will be held only as long as is necessary to implement, administer and manage the Grantee's participation in the Plan. The Grantee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Refusing or withdrawing his or her consent may affect the Grantee's ability to participate in the Plan. For more information on the consequences of a refusal to consent or withdrawal of consent, the Grantee may contact his or her local human resources representative.
8.[Compensation Recoupment Policy. This Agreement shall be subject to the Company’s Compensation Recoupment Policy. The Grantee acknowledges receipt of the Compensation Recoupment Policy and has read and understands the terms and conditions of the Compensation Recoupment Policy.][This provision IS INCLUDED ONLY IN AGREEMENTS FOR certain executive officers who are subject to the General Dynamics Compensation Recoupment Policy.]
9.Miscellaneous.
(a)Modification; Entire Agreement; Waiver. No change, modification or waiver of any provision of this Agreement will be valid unless the same is agreed to in writing by the parties hereto. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supercede all prior communications, representations and negotiations in respect thereof. The failure of the Company to enforce, at any time, any provision of this Agreement will in no way be construed to be a waiver of such provision or of any other provision hereof.
(b)Bound by Plan and Other Related Documents. By accepting the award of Restricted Stock, the Grantee acknowledges that the Grantee has received a copy of the Plan and the General Dynamics Corporate Policy regarding insider trading compliance (the "Trading Policy") and has had an opportunity to review the Plan and the Trading Policy and agrees to be bound by all the terms and provisions of the Plan and the Trading Policy.
(c)Successors. The terms of this Agreement will be binding upon and inure to the benefit of the Company, its successors and assigns, and of the beneficiaries, executors, administrators, heirs and successors of the Grantee.
(d)Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. For purposes of litigating any dispute that arises under this Award or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Virginia, and agree that such litigation shall be conducted exclusively in the courts of Virginia or the federal courts for the Eastern District of Virginia.
(e)Severability. In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if such illegal or invalid provision had not been included.
(f)Language. If the Grantee has received this Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different that the English version, the English version will control.